UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24373	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3820 Northdale Boulevard

Suite 200A

Tampa, Florida 33624

(Address of Principal Executive Offices – zip code)

Global Imaging Systems, Inc.

2004 Omnibus Long-Term Incentive Plan

Lawrence Paine

Vice President, General Counsel and Secretary

Global Imaging Systems, Inc.

3820 Northdale Boulevard, Suite 200A

Tampa, Florida 33624

(Name and address of agent for service)

(813) 960.5508

(Telephone number, including area code, of agent for service)

Not applicable

(Former name or former address, if changed since last report)

CALCULATION OF REGISTRATION FEE

Title of each class of securities of services to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock ($.01 par value)	850,000	$36.575	$31,088,750	$3,659.15

(1)	This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Global Imaging Systems, Inc. 2004 Omnibus Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration resulting in an increase in the number of the outstanding shares of the Common Stock of Global Imaging Systems, Inc.

(2)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low price per share, as reported on the Nasdaq National Market on November 11, 2005.

This Registration Statement relates to the registration of additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to an employee benefit plan is effective. Pursuant to general instruction E of Form S-8, the contents of the earlier Registration Statement on Form S-8 filed on November 15, 2004 (SEC File No. 333-120497) are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Global Imaging Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of November 3, 2005.

Global Imaging Systems, Inc.

By:	/s/ Thomas S. Johnson
Thomas S. Johnson Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of November 3, 2005.

Name	Title

/s/ Thomas S. Johnson Thomas S. Johnson	Chairmanand Chief Executive Officer Director (Principal Executive Officer)

/s/ Raymond Schilling Raymond Schilling	SeniorVice President, Chief Financial Officer Director (Principal Financial and Accounting Officer)

/s/ Mark A. Harris Mark A. Harris	Director

/s/ Daniel T. Hendrix Daniel T. Hendrix	Director

/s/ R. Eric McCarthy R. Eric McCarthy	Director

/s/ Edward N. Patrone Edward N. Patrone	Director

/s/ Michael Shea Michael Shea	Director

/s/ Edward J. Smith Edward J. Smith	Director

/s/ M. Lazane Smith M. Lazane Smith	Director

EXHIBIT INDEX

Exhibit	Description

5	Opinion of the General Counsel of the Registrant.

23.1	Consent of Ernst & Young, LLP.

23.2	Consent of General Counsel (included as part of Exhibit 5).

24	Power of Attorney (included on the signature page of the Registration Statement).

99.1	Global Imaging Systems, Inc. Amended 2004 Omnibus Long-Term Incentive Plan. (1)

*	Management or Compensatory Contract.
(1)	Incorporated by reference to the Company’s proxy statement on Form DEF 14A as filed with the SEC on July 14, 2005.